Exhibit 99.3

KRAFT FOODS GROUP, INC.

Offer to Exchange

New $1,000,000,000 1.625% Notes due 2015                for                $1,000,000,000 1.625% Notes due 2015

New $1,000,000,000 2.250% Notes due 2017                for                $1,000,000,000 2.250% Notes due 2017

New $1,034,657,000 6.125% Notes due 2018                for                $1,034,657,000 6.125% Notes due 2018

New $900,000,000 5.375% Notes due 2020                for                $900,000,000 5.375% Notes due 2020

New $2,000,000,000 3.500% Notes due 2022                for                $2,000,000,000 3.500% Notes due 2022

New $877,860,000 6.875% Notes due 2039                for                $877,860,000 6.875% Notes due 2039

New $787,483,000 6.500% Notes due 2040                for                $787,483,000 6.500% Notes due 2040

New $2,000,000,000 5.000% Notes due 2042                for                $2,000,000,000 5.000% Notes due 2042

Pursuant to the Prospectus, dated                     , 2012

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Kraft Foods Group, Inc. (the “Issuer”) is offering, upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2012 (the “Prospectus”) and the accompanying Letter of Transmittal enclosed herewith (which together constitute the “Exchange Offer”), to (i) exchange new 1.625% Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2015 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 1.625% Notes due 2015 (the “Outstanding 2015 Notes”), (ii) exchange new 2.250% Notes due 2017 that have been registered under the Securities Act (the “New 2017 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 2.250% Notes due 2017 (the “Outstanding 2017 Notes”), (iii) exchange new 6.125% Notes due 2018 that have been registered under the Securities Act (the “New 2018 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 6.125% Notes due 2018 (the “Outstanding 2018 Notes”), (iv) exchange new 5.375% Notes due 2020 that have been registered under the Securities Act (the “New 2020 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 5.375% Notes due 2020 (the “Outstanding 2020 Notes”), (v) exchange new 3.500% Notes due 2022 that have been registered under the Securities Act (the “New 2022 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 3.500% Notes due 2022 (the “Outstanding 2022 Notes”), (vi) exchange new 6.875% Notes due 2039 that have been registered under the Securities Act (the “New 2039 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 6.875% Notes due 2039 (the “Outstanding 2039 Notes”), (vii) exchange new 6.500% Notes due 2040 that have been registered under the Securities Act (the “New 2040 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 6.500% Notes due 2040 (the “Outstanding 2040 Notes”), and (viii) exchange new 5.000% Notes due 2042 that have been registered under the Securities Act (the “New 2042 Notes”) for a like principal amount, in the aggregate, of the Issuer’s issued and outstanding 5.000% Notes due 2042 (the “Outstanding 2042 Notes”).

The terms of the New Notes are identical in all material respects to the terms of the Outstanding Notes, except the New Notes will not contain transfer restrictions and holders of New Notes will have been registered under the Securities Act, will not bear the restrictive legends restricting their transfer under the Securities Act and will not contain the registration rights and additional interest provisions contained in the Outstanding Notes.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE “THE EXCHANGE OFFER—CONDITIONS TO THE EXCHANGE OFFER” IN THE PROSPECTUS.

We are requesting that you contact your clients for whom you hold Outstanding Notes regarding the Exchange Offer. For your information, and for forwarding to your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names, we are enclosing copies of the following documents:

1.	Prospectus dated , 2012;

2.	A Letter of Transmittal relating to the Outstanding Notes for your use and for the information of your clients;

3.	A Notice of Guaranteed Delivery relating to the Outstanding Notes which is to be used to accept the Exchange Offer if the Letter of Transmittal and all required documents under the Letter of Transmittal are unable to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4.	A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2012, unless extended by the Issuer (the “Expiration Date”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal relating to the Outstanding Notes (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and a timely confirmation of a book-entry transfer of such Outstanding Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Outstanding Notes desires to tender, but time will not permit such holder’s Letter of Transmittal and all documents required by such Letter of Transmittal to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Outstanding Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Issuer will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity. The Issuer will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Holders of Outstanding Notes will not be obligated to pay or cause to be paid all stock transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Deutsche Bank Trust Company Americas, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

KRAFT FOODS GROUP, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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